                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                         HAUSER, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  HAUSER, INC.
                             5555 AIRPORT BOULEVARD
                               BOULDER, CO 80301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2001

To Our Stockholders:

    You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Hauser, Inc., a Delaware corporation (the "Company"), which will be held at the San Pedro Hilton, 2800 Via Cabrillo Marina, San Pedro, California, on September 20, 2001 at 9:30 a.m., Pacific Time, for the following purposes:

1. To elect the Board of Directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified; and

2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    All stockholders are invited to attend the meeting, although only stockholders of record at the close of business on August 22, 2001, will be entitled to notice of, and to vote at, the Annual Meeting or any and all adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          Kenneth C. Cleveland
                                          President and Chief Executive Officer

                                          August 24, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RETURN OF THE PROXY WILL HELP TO ASSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                  HAUSER, INC.
                                  5555 AIRPORT
                          BOULEVARD BOULDER, CO 80301
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Hauser, Inc. (the "Company") on September 20, 2001, to be held at the San Pedro Hilton, 2800 Via Cabrillo Marina, San Pedro, California, at 9:30 a.m., Pacific Time, and any adjournment or postponement thereof. The Company's Annual Report to Stockholders ("Annual Report"), this Proxy Statement and accompanying proxy are first being mailed to stockholders on or about
August 24, 2001. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting.

                               PROXY INFORMATION

    Your vote is important. Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy. Stockholders may sign, date and mail their proxies in the postage-paid envelope provided. Proxies may be revoked at any time before they are exercised by written notice to the Secretary, by timely notice of a properly executed later dated proxy or by voting in person at the Annual Meeting.

    All shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the Common Stock represented by that proxy will be voted at the discretion of the person or persons holding such proxy.

    If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are indicated on a properly executed proxy, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

    The Company may send only one copy of the Company's Annual Report and Proxy Statement to multiple stockholders that share the same address. Upon written or oral request, the Company will promptly supply such stockholders additional copies of the Annual Report and Proxy Statement. Such requests should be made by contacting the Company's offices at 5555 Airport Boulevard, Boulder, Colorado 80301 or by telephone at (303) 443-4662, Attention: Investor Relations. If stockholders sharing the same address are receiving multiple copies of the Annual Report and Proxy Statement, such stockholders can request delivery of a single copy of the Annual Report and Proxy Statement by contacting the Company at the above address.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to the beneficial owners. Solicitations may further be made by officers, directors and regular employees of the company, without additional compensation, by use of mails, telephone, telegraph or by personal calls.

                         PURPOSE OF THE ANNUAL MEETING

    At the Annual Meeting, action will be taken: (1) to elect the Board of Directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified and (2) to transact such other business that may properly come before the Annual Meeting.

           STOCKHOLDERS ENTITLED TO VOTE, OUTSTANDING SHARES, QUORUM
                               AND VOTING RIGHTS

    Holders of record of the Common Stock at the close of business on August 22, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On August 17, 2001, there were 5,792,537 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter brought before the Annual Meeting. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as may properly come before the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                         SECURITY OWNERSHIP OF CERTAIN
              BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth, as of August 17, 2001, information regarding the beneficial ownership of Common Stock by (i) each stockholder who the Company knows owns more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
------------------------------------                       -----------------------   ----------------
Directors:
Kenneth C. Cleveland(2)..................................             7,500                    *
Dean P. Stull, Ph.D(3)...................................           160,623                 2.8%
Robert F. Saydah(4)......................................            56,434                    *
Herbert Elish(5).........................................           103,348                 1.8%
James R. Mellor(6).......................................            53,958                    *
Harvey L. Sperry(7)......................................           151,458                 2.6%
Volker Wypyszyk(8).......................................            81,825                 1.4%
Michael C. Davis(9)......................................            50,764                    *

Named Executive Officers:
Dieter W. Luelsdorf(10)..................................            50,000                    *
Brian E. Hufford(11).....................................                --                    *

All Officers and Directors as a Group: (12 persons)......           795,910                13.7%

5% Stockholders:
ZatPack Inc. (12)(13)....................................         3,186,215                55.0%

------------------------

*   Indicates less than 1%.

(1) Includes the following number of shares which could be acquired within 60 days through the exercise of stock options: Dr. Stull, 63,128 shares; Mr. Saydah, 4,170 shares and all directors and officers as a group, 70,560 shares.

(2) Mr. Cleveland's address is 2550 El Presidio Street, Long Beach, CA 90810.

(3) Mr. Stull's business address is 5555 Airport Boulevard, Boulder, CO 80301.

(4) Mr. Saydah's address is 2493 Biltmore Drive, Alamo, CA 94507.

(5) Mr. Elish's address is 4400 Forbes Avenue, Pittsburgh, PA 15231.

(6) Mr. Mellor's address is 32161 South Coast Highway, Laguna Beach, CA 92651.

(7) Mr. Sperry's address is 787 Seventh Ave., New York, NY 10019.

(8) Mr. Wypyszyk's address is 2550 El Presidio St., Long Beach, CA 90810.

(9) Mr. Davis's address is 3/F Zuellig Bldg., Sen.Gil Puyat Ave., Makati City 1265 Philippines.

(10) Mr. Luelsdorf's address is 70 West 36th Street, New York, NY 10018.

(11) Mr. Hufford's address is 2948 Sand Dollar Court, Longmont, CO 80503.

(12) Includes immediately exercisable warrants to purchase 992,789 shares, 988,471 shares owned by Zuellig Group N.A. ("ZGNA"), a wholly owned subsidiary of Zatpack Inc., an international business company organized under the laws of the British Virgin Islands ("Zatpack"), and 1,204,955 shares owned by Zuellig Botanicals, Inc. ("ZBI"), a wholly owned subsidiary of ZGNA. Zatpack has 100 shares of common stock issued and outstanding, which is divided into three classes. 49 shares of Zatpack Class A common stock are held by the Stephen Zuellig Issue Trust for the benefit of Stephen Zuellig's descendants. 49 shares of Zatpack Class B common stock are held by the Gilbert Zuellig Issue Trust for the benefit of Gilbert Zuellig's descendants. 2 shares of Zatpack Class C common stock are held by the Peter Zuellig and Thomas Zuellig Trust for the benefit of Peter Zuellig, the eldest son of Stephen Zuellig, and Thomas Zuellig, the eldest son of Gilbert Zuellig. The trustee for each trust is the Bermuda Trust Company.

(13) Zatpack's address is Craig Muir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Company's Board of Directors has nominated the eight persons listed below for election as directors for the ensuing year, each to hold office until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Each nominee is a present member of the Board of Directors. A stockholder using the enclosed proxy form can vote for all or any of the nominees of the Board of Directors or such stockholder may withhold his or her vote from all or any such nominee. Each of the nominees has agreed to serve as a Director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. Currently, the Company is authorized to have nine members on the Board of Directors. Accordingly, there shall be one vacancy in the event that all persons nominated by the Board of Directors are approved. Proxies cannot be voted for a greater number of persons than the number of nominees named. The eight persons listed below have been nominated for election as Directors of the
Company:

    KENNETH C. CLEVELAND, 68, has served as Director, President and Chief Executive Officer of the Company since October 2000. Mr. Cleveland served as Chief Financial Officer of the Company since July 2000 to October 2000.
Mr. Cleveland is President of Kenneth Cleveland Associates, Inc., a firm that specializes in financial and operational restructuring for businesses. During 1999, Mr. Cleveland served as President of American Security Distribution, a distributor of door hardware. From April 1995 through November 1997, Mr. Cleveland served as President of Kroy, Inc., a manufacturer of labeling equipment. He also serves as a director for Clothestime, Inc., a retailer of women's apparel. Mr. Cleveland has served as President and Chief Executive Officer of Zuellig Group, N.A., Inc. since October 2000.

    MICHAEL C. DAVIS, 61, has served as a Director of the Company since December 1999. Since 1995, Mr. Davis has served as the Chairman and Chief Executive Officer of Interpharma Holdings & Management Corporation, a Philippines corporation which distributes pharmaceutical products in South East Asia. Prior to joining Interpharma, Mr. Davis was Regional Director of the Australia and South East Asia region for AB Astra Sweden.

    HERBERT ELISH, 67, has served as a Director of the Company since June 1999. Mr. Elish was the Chief Executive Officer of Weirton Steel Corporation from 1987 to December 31, 1995. Currently, Mr. Elish is Director of The Carnegie Library of Pittsburgh.

    JAMES R. MELLOR, 71, has served as a Director of the Company since
June 1999. Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation before retiring in May 1997. Currently, Mr. Mellor is a Director of General Dynamics Corporation and Computer Sciences Corporation.
Mr. Mellor also serves as a Director and the Chairman of USEC, Inc., and serves as a Director and Chairman of the Executive Committee of Bergen Brunswig Corporation.

    ROBERT F. SAYDAH, 73, has served as a Director of the Company since
January 1994. Mr. Saydah retired as a Partner of Heidrick & Struggles, a publicly held international executive search consulting firm, in March 2000 where he had been employed since May 1988. Mr. Saydah also has held general management positions for the Lederle Laboratories Division of American Cyanamid Company.

    HARVEY L. SPERRY, 71, has served as a Director of the Company since
June 1999. Mr. Sperry is a retired Partner of the law firm of Willkie Farr & Gallagher. Currently, Mr. Sperry is a Director of Hampshire Group Limited, an apparel manufacturer.

    DEAN P. STULL, PH.D., 51, has served as a Director since 1983. In February of 2000, Dr. Stull assumed the position of Senior Executive Vice President, Technology of the Company. Dr. Stull was Chief Executive Officer from 1983 to June 1999 and Co-Chief Executive Officer of the Company from June 1999 through February 2000. Dr. Stull has a Ph.D. in Physical Organic Chemistry.

    VOLKER WYPYSZYK, 55, has been a Director since June 1999. Mr. Wypyszyk currently serves as Senior Executive Vice President of the Company. From February 2000 to October 2000, Mr. Wypyszyk served as President and Chief Executive Officer of the Company. From June 1999 to February 2000, Mr. Wypyszyk served as Co-Chief Executive Officer of the Company. From 1983 until
October 2000, Mr. Wypyszyk served as President and Chief Executive Officer of Zuellig Group N.A., Inc.

                            RECOMMENDATION AND VOTE

    To be elected each nominee must receive a plurality of all votes cast with respect to such position as Director. Abstentions will not be included in the vote totals with the result that an abstention will not have an effect on the vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

    Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. The executive officers of the Company as of August 15, 2001 are set forth below. A brief biography of each executive officer follows (other than Kenneth C. Cleveland, Dr. Dean P. Stull and Volker Wypyszyk whose biographies are set forth above).

NAME                                       AGE      POSITION
----                                     --------   --------
Kenneth C. Cleveland...................     68      Director, President and Chief Executive Officer
Dean P. Stull, Ph.D....................     55      Director, Senior Executive Vice President, Technology
Volker Wypyszyk........................     51      Director, Senior Executive Vice President
Dieter W. Luelsdorf....................     56      President and Chief Executive Officer of ZetaPharm,
                                                    Inc.
Peter Hafermann........................     40      Vice President, Sales and Marketing
Brian E. Hufford.......................     49      Vice President
Thomas W. Hanlon.......................     52      Chief Financial Officer, Treasurer and Secretary

    DIETER W. LUELSDORF has served as President and Chief Executive Officer of ZetaPharm, Inc. since July 1989. Prior to joining ZetaPharm, Mr. Luelsdorf served as general manager of Fine Chemicals for EM, the U.S. affiliate of E. Merck, Darmstadt.

    PETER HAFERMANN has served as Vice President of Sales and Marketing since June 1999. For the period of May 1997 to June 1999, he served as Vice President of Sales and Marketing for Zuellig Botanicals, Inc. Prior to joining Zuellig Botanicals, Inc., Mr. Hafermann spent 11 years with FMC Corporation's Food and Pharmaceutical Division. While at FMC, Mr. Hafermann held several management positions in sales, marketing and business development in Canada, Belgium and the USA.

    BRIAN E. HUFFORD has served as a Vice President of the Company since February 1999. For the period from 1996 to 1999, Mr. Hufford served as Executive Vice-President of Operations of Murdock, Madaus, Schwabe, Inc., a dietary supplements company. Prior to 1996, Mr. Hufford was Senior
Director-Manufacturing of Schering-Plough Corporation.

    THOMAS W. HANLON has served as the Chief Financial Officer, Treasurer and Secretary of the Company since July 2001. Mr. Hanlon is responsible for the finance and administration operations at Hauser. Mr. Hanlon has served in several interim financial management roles through Thomas Hanlon Associates, a firm that he founded in 1993 which specializes in financial restructuring, management consulting and interim financial management. From 1999 to 2000, Mr. Hanlon served as Vice President Finance at American Security Distribution. From 1998 to 1999, Mr. Hanlon served as Managing Director for Irvine Associates Inc.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held nine meetings during fiscal 2001. Each of the directors who served during such period attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period. The Board of Directors has two committees, the Compensation Committee and the Audit Committee. The Board of Directors does not have a Nominating Committee. A summary of each committee is described below.

    COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee, currently comprised of James Mellor and Harvey Sperry (the "Compensation Committee"). The Compensation Committee held one meeting in fiscal 2001. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Compensation Committee Report on Compensation of the Executive Officers of the Company."

    AUDIT COMMITTEE. The Board of directors has established an Audit Committee, currently comprised of Michael C. Davis, Herbert Elish and Robert Saydah (the "Audit Committee"). The Audit Committee did not hold any meetings in fiscal 2001. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of Audit Committee of the Board of Directors."

    The Audit Committee has reviewed and discussed the audited financials with management and with the independent auditors. The Board has adopted a written charter for the Audit Committee which is attached as Appendix A hereto. The members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Listing Standards).

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS
                                              -------------------------      --------------------------
                                                                             RESTRICTED     SECURITIES
                                   FISCAL                                       STOCK       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITIONS        YEAR      SALARY ($)      BONUS ($)      AWARD(S)($)   OPTIONS (#)       COMPENSATION ($)
----------------------------      ---------   ----------      ---------      -----------   ------------      ----------------
Kenneth C. Cleveland (1)........    2001       $280,000             --            --              --                 --
  Chief Executive Officer and       2000             --             --            --              --                 --
  President                         1999             --             --            --              --                 --

Volker Wypyszyk(2)..............    2001        200,000             --            --              --                 --
  Senior Executive Vice             2000        150,000(3)     200,000(4)         --         125,000                 --
  President                         1999             --             --            --              --                 --

Dean P. Stull, Ph.D.............    2001        200,000             --            --              --              7,000(8)
  Senior Executive Vice             2000        200,000        200,000(4)         --         125,000              7,000(8)
  President, Technology             1999        200,000             --            --          25,001(5)              --

Dieter W. Luelsdorf.............    2001        150,000             --            --              --                 --
  Chief Executive Officer and       2000        150,000         96,475            --          62,500                 --
  President, ZetaPharm, Inc.        1999             --             --            --              --                 --

Brian E. Hufford(6).............    2001        150,000             --            --              --                 --
  Vice President, Sales and         2000        150,000         22,500            --          62,500                 --
  Marketing                         1999         36,346(7)          --            --              --                 --

------------------------------

(1) In August 2000, Kenneth Cleveland Associates, Inc. was hired to provide consulting services to the Company. In October 2000, Mr. Cleveland was appointed by the Board as Chief Executive Officer of the Company.

    Mr. Cleveland is the President of Kenneth Cleveland Associates, Inc.

(2) In October 2001, Mr. Wypyszyk became Senior Executive Vice President of the Company. Previously, he served as Chief Executive Officer of the Company.

(3) Mr. Wypyszyk was employed by the Company beginning on June 11, 1999.

(4) Messrs. Wypyszyk and Stull were awarded cash bonuses for fiscal year ended March 31, 2000 in accordance with their respective employment agreements.

(5) Relate to performance options based upon operating income objectives for fiscal 1999.

(6) Mr. Hufford was employed by the Company on February 10, 1999.

(7) As of April 30, 1999, Mr. Hufford received $36,346 in compensation.

(8) Relates to an automobile allowance that Mr. Stull receives.

            STOCK OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2001

    During the fiscal year ended March 31, 2001, the Company did not grant any options to purchase Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table shows with respect to the Company's Named Executive Officers, (a) the total number of unexercised stock options and (b) the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year. No options were exercised by Named Executive Officers during the last fiscal year.

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING                VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                       AT FY END (#)                   AT FY END ($)
                                               ------------------------------   ---------------------------
NAME                                           EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE
----                                           -----------   ----------------   -----------   -------------
Kenneth C. Cleveland.........................        --                --          $ --           $ --
Volker Wypyszyk(1) (2).......................        --           125,000          $ --           $ --
Dean P. Stull, Ph.D(2).......................    59,628           131,000          $ --           $ --
Dieter W. Luelsdorf(2).......................        --            62,500          $ --           $ --
Brian E. Hufford.............................        --            62,500          $ --           $ --

------------------------

(1) Since October, 2000, Mr. Wypyszyk has served as Senior Executive Vice President of the Company. Previously he served as President and Chief Executive Officer.

(2) Effective June 22, 2001, Messrs. Wypyszyk, Stull and Luelsdorf agreed to cancel options to purchase 125,000, 125,000 and 62,500 shares of common stock, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

    In February 2001, the Board of Directors approved a grant of shares of its common stock (the "Restricted Stock") to certain of its key employees. In
June 2001, the Company issued 520,000 shares of Restricted Stock to such key employees at no cost to the employees. As a condition to the issuance, the recipients who received options in December 1999 agreed to cancel such options. Such recipients had been granted an aggregate of 469,000 options in December 1999. In August 2001, the Company issued 30,000 shares of restricted common stock to its Chief Financial Officer. If any of the recipients of the Restricted Stock cease to be an employee of the Company prior to May 31, 2004, other than due to the death or permanent disability of the recipient, the Restricted Stock will be forfeited to the Company. The market price of the stock on the dates of the issuance was $0.84 and $0.68, respectively.

    In February 2001, the Board of Directors of the Company approved the sale of 100,000 shares of its Restricted Stock to Kenneth C. Cleveland for $0.37 per share.

    As a condition to the issuance of Restricted Stock, the recipients were required to make an 83(b) election with the Internal Revenue Service. Making an 83(b) election permits each recipient to include the value of stock received as taxable income for the recipient's current tax year. The Company has agreed to make a cash payment to each of the recipients equal to the amount necessary to pay tax liabilities resulting from the 83(b) election. The Company expects the aggregate amount of these payments to be approximately $267,000.

    The following table sets forth certain information with respect to the options cancelled in connection with the issuance of the Restricted Stock.

                                                                                                        LENGTH OF
                                                 NUMBER OF                                               ORIGINAL
                                                 SECURITIES   MARKET PRICE     EXERCISE                OPTION TERM
                                                 UNDERLYING   OF STOCK AT      PRICE AT                REMAINING AT
                                                  OPTIONS       DATE OF        DATE OF        NEW        DATE OF
                                                  REPRICED    REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
NAME/TITLE                              DATE     OR AMENDED    AMENDMENT      AMENDMENT      PRICE      AMENDMENT
----------                            --------   ----------   ------------   ------------   --------   ------------
Volker Wypyszyk.....................  5/17/01      125,000        $0.84         $3.453       (1)       101 months
  Senior Executive Vice President
Dean P. Stull, Ph.D.................  5/17/01      125,000        $0.84         $3.453       (2)       101 months
  Senior Executive Vice President,
  Technology
Dieter W. Luelsdorf.................  5/17/01       62,500        $0.84         $3.453       (3)       101 months
  Chief Executive Officer and
  President, Zetapharm, Inc.
Peter Hafermann.....................  5/17/01       62,500        $0.84         $3.453       (4)       101 months
  Vice President, Sales and
  Marketing

------------------------

(1) In exchange for the cancellation of 125,000 options, Mr. Wypyszyk was granted 50,000 shares of Restricted Stock on June 21, 2001.

(2) In exchange for the cancellation of 125,000 options, Mr. Stull was granted 50,000 shares of Restricted Stock on June 21, 2001.

(3) In exchange for the cancellation of 62,500 options, Mr. Luelsdorf was granted 50,000 shares of Restricted Stock on June 21, 2001.

(4) In exchange for the cancellation of 62,500 options, Mr. Hafermann was granted 50,000 shares of Restricted Stock on June 21, 2001.

                                          By the Compensation Committee

                                          James Mellor
                                          Harvey L. Sperry

                             DIRECTOR COMPENSATION

    Non-employee directors of the Company receive annual compensation of $25,000, which is payable quarterly in Common Stock of the Company. The number of shares to which each non-employee director is entitled each quarter is determined by dividing $6,250 by the closing price of the Common Stock on the last trading day of the calendar quarter. Mr. Elish, as the Chairman of the Board receives additional compensation of $25,000, which is also payable quarterly in Common Stock of the Company. In fiscal 2001, the Company's non-employee directors purchased a total of 223,825 shares of Common Stock from the Company at an average price of $0.77 per share (100% of fair market value on the date of grant).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended March 31, 2001, William E. Coleman, and Messrs. Mellor and Sperry comprised the Company's Compensation Committee. All were non-employee directors. None of the members of the Compensation Committee have ever been officers of the Company. Mr. Coleman resigned from the Company's Board of Directors effective July 11, 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE OFFICER COMPENSATION

    The Company's compensation program consists of base salary, bonuses paid in cash and in fiscal year 2001, the issuance of Restricted Stock. The executive officers also participate in a 401(k) retirement plan and a medical insurance plan with other employees.

    BASE SALARY. The Compensation Committee's policy is to provide competitive compensation.

    DISCRETIONARY CASH BONUSES AWARDED IN FISCAL 2001. In 2001, the Company did not pay discretionary cash bonuses to the executive officers.

    STOCK OPTIONS. During fiscal year 2001, the Company did not grant stock options to its executive officers. In 2001, the Company issued Restricted Stock to its key employees. Discretionary stock options distributed to the executive officers are determined by the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As Chief Executive Officer, Mr. Cleveland is compensated based on a review of his performance by the Compensation Committee. Mr. Cleveland's base salary was based on a subjective determination by the Compensation Committee of Mr. Cleveland's overall performance.

    Section 162(m) of the International Revenue Code of 1986, as amended (the "Code") limits to $1 million the amount of compensation deductible by a public company paid to any of its Named Executive Officers. Because none of the Named Executive Officers has compensation from the Company in excess of $1 million, the Company has not yet formulated a policy with respect to the deduction limitations of Section 162(m) of the Code.

                                          By the Compensation Committee

                                          James Mellor
                                          Harvey L. Sperry

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee is responsible for overseeing the Company's accounting functions and internal controls and for recommending to the Board of Directors the selection of the Company's independent accountants. The Audit Committee is composed of independent directors of the Company, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and acts pursuant to a written charter adopted by the Board of Directors.

    The Audit Committee has reviewed and discussed with management and the independent accountants the audited financial statements for the fiscal year ended March 31, 2001. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The independent accountants, Arthur Andersen LLP, provided to the Audit Committee the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee has reviewed and discussed with the independent accountants the firm's independence and has considered the compatibility of non-audit services with the auditors' independence.

    Based on its review of the audited financial statements and the various discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                                          The Audit Committee

                                          Michael C. Davis
                                          Herbert Elish
                                          Robert Saydah

                              EMPLOYMENT CONTRACTS

    DEAN P. STULL, PH.D. EMPLOYMENT AGREEMENT. On June 11, 1999, the Company and Dr. Dean P. Stull entered into an employment agreement pursuant to which Dr. Stull receives an annual base salary of $200,000 and incentive compensation as determined by the Compensation Committee. Dr. Stull's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Dr. Stull receives an amount equal to his salary and incentive compensation paid to him for the prior fiscal year.

    VOLKER WYPYSZYK EMPLOYMENT AGREEMENT. On June 11, 1999, the Company and Volker Wypyszyk entered into an employment agreement pursuant to which Mr. Wypyszyk receives an annual base salary of $200,000 and incentive compensation as determined by the Compensation Committee. Mr. Wypyszyk's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Mr. Wypyszyk receives an amount equal to his salary and incentive compensation paid to him for the prior fiscal year.

    Kenneth C. Cleveland is a party to an agreement to provide services to the Company. See "Certain Relationships and Related Transactions" for a summary of this agreement.

                         COMPLIANCE WITH SECTION 16(A)
                       OF THE SECURITIES AND EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended
("Section 16(a)"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the directors, executive officers and greater than 10% beneficial owners, the Company believes that all
Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than 10% beneficial owners were complied with during fiscal year ended March 31, 2001, except that William E. Coleman, a former director of the Company, was not timely in filing a Form 4 for changes in beneficial ownership that occurred October 13, 2000 and December 19, 2000 and except that Robert F. Saydah was not timely in a filing a Form 4 for changes in beneficial ownership that occurred on November 17, 2000. The changes in beneficial ownership of each of William E. Coleman and Robert F. Saydah were reported on Form 5 filings on May 15, 2001.

                               STOCKHOLDER RETURN

    The following chart compares the cumulative total return to stockholders over the past five years for a holder of the Common Stock against the cumulative total return of the NASDAQ Stock Market-US Index and the S & P Chemicals (Specialty) Index. The chart depicts the value on March 31, 2001, of a $100 investment made on April 30, 1996.

    The value of a stock over time is affected by many factors, including the Company's earnings. A primary objective of the Company has been to diversify into natural ingredients markets. The Company's revenue mix is currently made up of sales of natural ingredients, technical services and fine chemicals.

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
            AMONG HAUSER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S&P CHEMICALS (SPECIALTY) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

      HAUSER, INC.  NASDAQ STOCK MARKET (U.S.)  S & P CHEMICALS (SPECIALITY)
4/96           100                         100                           100
4/97           100                      105.84                         91.29
4/98        121.57                      158.21                        118.73
4/99         38.24                      216.97                        118.48
3/00          9.31                      390.97                         95.55
3/01          2.47                      156.35                         96.51

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and ZBI are parties to an agreement regarding employees dated June 11, 1999 pursuant to which certain employees will provide sales and marketing services to ZBI and the Company and be employed and compensated by the Company and ZBI, respectively, when performing such services.

    On June 11, 1999, the Company, ZGNA and ZBI entered into a Governance Agreement, pursuant to which each party agreed to take all action within their power to cause the Board of Directors to consist of nine directors, three of which are to be designated by the directors who served on the Board immediately prior to the Merger (the "Continuing Directors"), three of which are to designated by ZGNA (the "ZGNA Directors") and three of which shall be independent (the "Independent Directors"). In addition, pursuant to the Governance Agreement, ZGNA is required to vote shares of Common Stock beneficially owned by it to elect any successors designated by a majority of the remaining Continuing Directors if a Continuing Director resigns and to elect any successors designated by a majority of the remaining Independent Directors if an Independent Director resigns. The Governance Agreement terminates on the earlier of June 11, 2004 or the date on which ZGNA ceases to beneficially own at least 20% of the outstanding Common Stock. In June, 2000, Rudolfo C. Bryce, an Independent Director, resigned from the Board of Directors. As of June 30, 2001, the remaining Independent Directors had not nominated a replacement director. In July, 2000, William E. Coleman, a Continuing Director, resigned from the Board of Directors. As of June 30, 2001, the remaining Continuing Directors had not nominated a replacement director. Neither the Independent Directors nor the Continuing Directors intend to nominate a replacement director.

    ZatPack, the parent corporation of ZBI and ZGNA, owns a $3 million Subordinated Promissory Note (the "ZatPack Note") of the Company. The ZatPack
Note is subordinate to the Company's credit facility with Wells Fargo Bank, N.A. The ZatPack Note accrues interest at 6.5%, is payable in three years and has five year warrants attached. The warrants permit ZatPack to purchase 992,789 shares of common stock at a price of $0.5855 per share.

    The Company, Kenneth Cleveland Associates, Inc., a company that specializes in advising businesses with respect to both financial and operational restructuring (the "Contractor"), and Kenneth C. Cleveland have entered into an agreement to provide services to the Company. Pursuant to this agreement, the Contractor has agreed to provide services to the Company, which services consist of Mr. Cleveland serving as an officer of the Company, in exchange for a fee of $8,000 per week. Pursuant to the agreement, the Company must pay a bonus to Mr. Cleveland for the year ending March 31, 2002 of one hundred thousand dollars provided that the Company achieves the operating results for such year as set forth in the Company's budget and Mr. Cleveland uses at least $50,000 of such bonus to purchase restricted Common Stock of the Company. The agreement terminates on the earlier of August 1, 2004 or upon six months prior notice by either the Contractor or the Company. Mr. Cleveland is the President of the Contractor.

    Harvey L. Sperry, a Director, is a retired Partner in the law firm of Willkie Farr & Gallagher, which acts as counsel to the Company.

                                 OTHER MATTERS

    The Company knows of no other matter which may come before the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.

                             STOCKHOLDERS PROPOSALS

    Stockholder proposals intended for presentation at the Company's 2002 Annual Meeting of Stockholders, other than nominations for Board of Directors, and who wish to have such proposals included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, must ensure that such proposals are received by the Secretary of the Company at 5555 Airport Boulevard, Boulder, Colorado 80301, not later than March 31, 2002. A stockholder proposal submitted outside of the process of Rule 14a-8 will be considered untimely if received by the Company after September 24, 2002. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders.

                              INDEPENDENT AUDITORS

    Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended March 31, 2001 and has been selected to serve for the current year. Representatives of Arthur Andersen LLP will not be present at the Annual Meeting.

AUDIT FEES

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year totaled $98,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2001.

ALL OTHER FEES

    The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended March 31, 2001 were $70,000.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. IN THE EVENT YOU ARE ABLE TO ATTEND, WE WILL, IF YOU REQUEST, CANCEL THE PROXY.

                             AVAILABLE INFORMATION

    The Company is subject to the disclosure and informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The Company's common stock is traded in the over-the-counter market and quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol "HAUS.OB." The OTCBB is a regulated quotation service that displays real-time quotes and last-sale price and volume information in over the counter equity securities. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

By Order of the Board of Directors

Kenneth C. Cleveland,
President and Chief Executive Officer

Boulder, Colorado

August 24, 2001

                                                                      APPENDIX A

                         HAUSER AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The purpose of the Hauser Audit Committee is to oversee the financial reporting process, the Company's internal controls, and the audit process.

II. STRUCTURE

    The Hauser Audit Committee is composed of three (3) active Hauser Board of Director members who meet the NASDAQ requirements for independence. Each member of the committee must be financially literate and at least one member must have accounting or related financial management expertise. The committee and chairperson will be appointed by the Hauser Board of Directors.

III. SCOPE OF ACTIVITIES

    Review the adequacy of the Company's internal control structure.

    Review the activities, organizational structure and qualifications of the financial staff.

    Conduct a review of each Form 10-Q and Form 10-K including Management's Discussion and Analysis.

    Review significant accounting and reporting issues, including professional and regulatory pronouncements, and their impact on the financial statements.

    Review interim financial reports prior to public release.

    Review the findings of any examinations by regulatory agencies such as the SEC, FDA, etc.

    If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

    Perform other oversight functions as requested by the full board.

IV. EXTERNAL AUDIT OVERSIGHT

    External auditors will report to and be accountable to the Board of Directors and the Audit Committee of the Company.

    Select, evaluate and if necessary, replace the external auditors.

    Review the external auditors' proposed audit scope and approach of the external audit.

    Require that external auditors submit a formal written statement regarding relationships and services, which may impact independence.

V.  REPORTING RESPONSIBILITIES

    The Audit Committee reports to the Board of Directors on a regular basis as to the Audit Committee activities.

                                  HAUSER, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF HAUSER, INC. IN CONNECTION WITH ITS
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2001.

    The undersigned stockholder(s) of Hauser, Inc. (the "Company"), revoking all previous proxies, hereby constitutes and appoints Kenneth C. Cleveland and Thomas W. Hanlon, and each of them, as proxies with full power of substitution to vote on behalf of the undersigned all shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the San Pedro Hilton, 2800 Via Cabrillo Marina, San Pedro, California,
9:30 a.m., Pacific Time, and at any adjournment and postponements thereof, upon all matters presented before such annual meeting, and does hereby ratify and confirm all that said proxies or their substitutes may lawfully do by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and hereby instructs said proxies to vote or refrain from voting such shares of Common Stock as marked on the reverse side upon the matters listed on the reverse side. In their discretion, such proxies are authorized to vote such shares upon such other business as may properly come before the annual meeting.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

                                                                   FOR  WITHHOLD  FOR ALL EXCEPT
1.   To elect the eight nominees listed below to the Board of      / /    / /          / /
     Directors of the Company until the next Annual Meeting of
     Stockholders of Hauser Inc. or until their successors are
     elected and qualified.

 Kenneth C. Cleveland, Michael C. Davis, Herbert Elish, James R. Mellor, Robert
       F. Saydah, Harvey L. Sperry, Dean P. Stull, Ph.D., Volker Wypyszyk

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

           DO NOT SUBMIT ANY STOCK CERTIFICATES WITH THIS PROXY CARD.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

2.   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                                                                 MARK HERE                  MARK HERE IF
                                                                                 FOR ADDRESS                YOU PLAN TO
                                                                                 CHANGE AND                 ATTEND THE
                                                                                 NOTE AT LEFT  / /          MEETING       / /

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR AND IN ACCORDANCE WITH RECOMMENDATIONS OF HAUSER'S BOARD OF DIRECTORS.

                                            Please mark, date and sign exactly
                                            as your name appears hereon and
                                            return in the enclosed envelope. If
                                            acting as executor, administrator,
                                            trustee, guardian, etc., you should
                                            so indicate when signing. If the
                                            signer is a corporation, please sign
                                            the full corporate name, by duly
                                            authorized officer. If shares are
                                            held jointly, each stockholder named
                                            should sign.

                                            Signature: ________ Date: __________

                                            Signature: ________ Date: __________